UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 18, 2009

STEC, INC.

(Exact name of registrant as specified in charter)

California	000-31623	33-0399154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street, Santa Ana, California	92705-5812
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 476-1180

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

On February 18, 2009, STEC, Inc. (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with Seagate Technology LLC, Seagate Technology International, Seagate Singapore International Headquarters Pte. Ltd., Maxtor Corporation, and William D. Watkins (collectively, “Seagate”) to dismiss with prejudice their respective claims in the lawsuit pending between them in the United States District Court for the Northern District of California, titled Seagate Technology LLC et al. v. STEC, Inc., Case No. 5:08-CV-01950 (the “Lawsuit”). Pursuant to the Settlement Agreement, the parties jointly filed a stipulated order of dismissal with prejudice with the court on February 18, 2009. Under the terms of the Settlement Agreement, the parties also agreed to release each other from liability for all claims asserted by the other in the Lawsuit, with each party bearing its own fees and costs incurred in connection with the Lawsuit. As part of the dismissal, no money was exchanged and neither party licensed its technology to the other.

The foregoing description is qualified by reference to the Settlement Agreement attached hereto as Exhibit 99.1.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Settlement Agreement, dated February 18, 2009, by and between Seagate Technology LLC, Seagate Technology International, Seagate Singapore International Headquarters Pte. Ltd., and Maxtor Corporation; William D. Watkins; and STEC, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEC, Inc.

Date: February 18, 2009	By:	/s/ Manouch Moshayedi
Manouch Moshayedi Chief Executive Officer

Exhibit Index

Exhibit Number	Description of Exhibit

99.1	Settlement Agreement, dated February 18, 2009, by and between Seagate Technology LLC, Seagate Technology International, Seagate Singapore International Headquarters Pte. Ltd., and Maxtor Corporation; William D. Watkins; and STEC, Inc.